Exhibit 3.56

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – MACARTHUR RIDGE I, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 2005, AT 3:14 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
4055042 8100	AUTHENTICATION:	4271359
050896197	DATE:	11–02–05

CERTIFICATE OF FORMATION

OF

WELLS REIT II - MACARTHUR RIDGE I, LLC

This Certificate of Formation of Wells REIT II - MacArthur Ridge I, LLC (the “Company”), dated as of November 2, 2005, is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq.).

1.         Name. The name of the limited liability company formed hereby is Wells REIT II - MacArthur Ridge I, LLC.

2.         Registered Office. The address of the registered office of the Company in the state of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

3.         Registered Agent. The name of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Authorized Person
Randy Fretz, Senior Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 11/02/2005
FILED 03:14 PM 11/02/2005
SRV 050896197 – 4055042 FILE